Exhibit 99.1

ADM Reports Second Quarter Earnings of $0.48 per Share,
$0.57 per Share on an Adjusted Basis
•Net earnings of $276 million
•Adjusted EPS up 39 percent over prior-year quarter

CHICAGO, August 1, 2017—Archer Daniels Midland Company (NYSE: ADM) today reported financial results for the quarter ended June 30, 2017.

“We continued to deliver on our strategic plan and capitalize on improving conditions in some markets to achieve strong 39 percent year-over-year earnings growth,” said ADM Chairman and CEO Juan Luciano.

“Our actions in the first half of the year reflect ADM’s continuous efforts to create shareholder value. We are diversifying our capabilities and geographic reach through acquisitions and organic expansions. We are aggressively managing costs and capital, and taking additional portfolio actions; and we are ahead of pace to meet our 2017 target of $225 million in run-rate savings.

“With these collective actions, we expect to deliver solid year-over-year earnings growth and returns in 2017, and we are poised to be an even stronger company in 2018.”

Second Quarter 2017 Highlights

	2017	2016
	(Amounts in millions except per share data)
Earnings per share (as reported)	$0.48	$0.48
Adjusted earnings per share[1]	$0.57	$0.41

Segment operating profit	$642	$680
Adjusted segment operating profit[1]	$658	$573
Agricultural Services	109	57
Corn Processing	224	163
Oilseeds Processing	206	235
WFSI	92	94
Other	27	24

•
EPS as reported of $0.48 includes a $0.04 per share charge related to asset impairments, restructuring and settlement activities; a $0.04 per share net loss on the sale of assets and businesses; and a $0.01 per share LIFO charge. Adjusted EPS, which excludes these items, was $0.57[1].

•	Trailing four-quarter-average adjusted ROIC was 6.8 percent[1], 80 basis points above annual WACC of 6.0 percent.

•	During the first half of 2017, the company returned $875 million to shareholders through dividends and share repurchases.

1 Non-GAAP financial measures; see pages 4, 9 and 10 for explanations and reconciliations, including after-tax amounts.

Results of Operations
Ag Services delivered its fourth consecutive quarter of year-over-year increases in operating profits.

In Merchandising and Handling, North America Grain results increased significantly over the prior year with strong carries in wheat, corn and soybeans. Global Trade generated solid results and was up over the year-ago quarter, benefiting from improved margins, favorable timing effects and actions to improve performance.

Transportation decreased from the prior-year period, primarily due to river conditions and lower freight rates.

Milling and Other delivered solid results on steady margins and favorable merchandising.

Corn Processing results were up from the year-ago quarter. Higher volumes and improved margins in North America Sweeteners and Starches contributed to another strong performance. Bioproducts results increased over a weak prior year, with an improvement in ethanol margins.

Oilseeds Processing benefited from the diversity of its feedstocks, products and geographies; however, overall results were down compared to the second quarter of 2016. Weak margins in both global soybean crush and South American origination impacted Crushing and Origination results. Softseeds earnings were higher as a result of leveraging the business’s global flex capacity to capitalize on margin opportunities.

Refining, Packaging, Biodiesel and Other had solid results in all regions, with South America refined and packaged oils and the global peanut business contributing to strong performance in the quarter. North America Biodiesel results also improved over the prior-year quarter, which was impacted by unfavorable timing effects.

Asia experienced another good quarter, growing significantly over the prior-year period due both to ADM’s increased ownership stake in, and strong results from, Wilmar.

WFSI was in line with the prior-year quarter. WILD Flavors delivered double-digit operating profit growth with strong sales globally. Specialty Ingredients was down for the quarter.

Other Items of Note
As additional information to help clarify underlying business performance, the tables on page 9 include both reported EPS as well as adjusted EPS excluding significant timing effects.

Segment operating profit of $642 million for the quarter includes charges of $26 million related to asset impairment, restructuring and settlement activities, and a net pretax gain on the sale of assets and businesses of $8 million. Prior-year segment operating profit included asset impairment and restructuring charges of $10 million and a net pretax gain on the sale of assets and businesses of $118 million.

In Corporate results, Minority Interest and Other charges increased from the prior year primarily due to updated portfolio investment valuations in CIP, and Unallocated Costs were up due to continued investments in ADM’s business transformation program and related IT costs, and in research and development.

The 28 percent effective tax rate reflects an approximately 1 percent decrease due primarily to changes in the forecast geographic mix of earnings and the effect of changes in discrete items year over year, partially offset by the expiration of U.S. tax credits including the biodiesel tax credit.

Conference Call Information
ADM will host a webcast on August 1, 2017, at 8 a.m. Central Time to discuss financial results and provide a company update. A financial summary slide presentation will be available to download approximately 60 minutes prior to the call. To listen to the webcast or to download the slide presentation, go to www.adm.com/webcast. A replay of the webcast will also be available for an extended period of time at www.adm.com/webcast.

Forward-Looking Statements
Some of the above statements constitute forward-looking statements. These statements are based on many assumptions and factors that are subject to risk and uncertainties. ADM has provided additional information in its reports on file with the SEC concerning assumptions and factors that could cause actual results to differ materially from those in this presentation, and you should carefully review the assumptions and factors in our SEC reports. To the extent permitted under applicable law, ADM assumes no obligation to update any forward-looking statements.

About ADM
For more than a century, the people of Archer Daniels Midland Company (NYSE: ADM) have transformed crops into products that serve the vital needs of a growing world. Today, we’re one of the world’s largest agricultural processors and food ingredient providers, with approximately 32,000 employees serving customers in more than 160 countries. With a global value chain that includes approximately 500 crop procurement locations, 250 ingredient manufacturing facilities, 38 innovation centers and the world’s premier crop transportation network, we connect the harvest to the home, making products for food, animal feed, industrial and energy uses. Learn more at www.adm.com.

Archer Daniels Midland Company

Media Relations                    Investor Relations
Colin McBean                    Mark Schweitzer
312-634-8484                    217-451-8286

Financial Tables Follow

Segment Operating Profit, Adjusted Segment Operating Profit (a non-GAAP measure) and Corporate Results
(unaudited)

	Quarter ended June 30			Six months ended June 30
(In millions)	2017	2016	Change	2017	2016	Change

Segment Operating Profit	$642	$680	$(38)	$1,318	$1,253	$65
Less specified items:
(Gains) losses on sales of assets and businesses	(8)	(118)	110	(8)	(118)	110
Impairment, restructuring, and settlement charges	26	10	16	35	12	23
Hedge timing effects	(2)	1	(3)	(9)	(1)	(8)
Adjusted Segment Operating Profit	$658	$573	$85	$1,336	$1,146	$190

Agricultural Services	$109	$57	$52	$197	$133	$64
Merchandising and handling	40	(14)	54	59	10	49
Milling and other	58	56	2	103	104	(1)
Transportation	11	15	(4)	35	19	16

Corn Processing	$224	$163	$61	$395	$292	$103
Sweeteners and starches	198	182	16	359	323	36
Bioproducts	26	(19)	45	36	(31)	67

Oilseeds Processing	$206	$235	$(29)	$520	$496	$24
Crushing and origination	38	135	(97)	158	255	(97)
Refining, packaging, biodiesel, and other	83	53	30	142	132	10
Asia	85	47	38	220	109	111

Wild Flavors & Specialty Ingredients (WFSI)	$92	$94	$(2)	$167	$164	$3
WFSI	92	94	(2)	167	164	3

Other	$27	$24	$3	$57	$61	$(4)
Financial	27	24	3	57	61	(4)

Segment Operating Profit	$642	$680	$(38)	$1,318	$1,253	$65

Corporate Results	$(259)	$(273)	$14	$(477)	$(540)	$63
LIFO credit (charge)	(9)	(88)	79	4	(102)	106
Interest expense - net	(81)	(63)	(18)	(160)	(131)	(29)
Unallocated corporate costs	(134)	(116)	(18)	(267)	(232)	(35)
Minority interest and other charges	(35)	(6)	(29)	(54)	(75)	21
Earnings Before Income Taxes	$383	$407	$(24)	$841	$713	$128

Segment operating profit is ADM’s consolidated income from operations before income tax excluding corporate items. Adjusted segment operating profit, a non-GAAP measure, is segment operating profit excluding specified items and timing effects. Timing effects relate to hedge ineffectiveness and significant mark-to-market hedge timing effects. Management believes that segment operating profit and adjusted segment operating profit are useful measures of ADM’s performance because they provide investors information about ADM’s business unit performance excluding corporate overhead costs as well as specified items and significant timing effects. Segment operating profit and adjusted segment operating profit are not measures of consolidated operating results under U.S. GAAP and should not be considered alternatives to income before income taxes, the most directly comparable GAAP financial measure, or any other measure of consolidated operating results under U.S. GAAP.

Consolidated Statements of Earnings
(unaudited)

	Quarter ended June 30		Six months ended June 30
	2017	2016	2017	2016
	(in millions, except per share amounts)

Revenues	$14,943	$15,629	$29,931	$30,013
Cost of products sold	14,056	14,892	28,176	28,495
Gross profit	887	737	1,755	1,518
Selling, general, and administrative expenses	531	500	1,052	979
Asset impairment, exit, and restructuring costs	23	12	33	25
Equity in earnings of unconsolidated affiliates	(109)	(90)	(281)	(155)
Interest income	(25)	(23)	(48)	(45)
Interest expense	86	65	167	135
Other (income) expense - net	(2)	(134)	(9)	(134)
Earnings before income taxes	383	407	841	713
Income taxes	(108)	(119)	(226)	(195)
Net earnings including noncontrolling interests	275	288	615	518
Less: Net earnings (losses) attributable to noncontrolling interests	(1)	4	—	4
Net earnings attributable to ADM	$276	$284	$615	$514

Diluted earnings per common share	$0.48	$0.48	$1.07	$0.87

Average number of shares outstanding	574	594	576	595

Other (income) expense - net consists of:
Gains on sales of assets (a)	$(35)	$(121)	$(51)	$(124)
Other - net (b)	33	(13)	42	(10)
	$(2)	$(134)	$(9)	$(134)

(a) Current period gain includes gains related to the sale of the crop risk services business in Other and individually insignificant disposals in Ag Services and Corporate partially offset by an adjustment of the proceeds of the 2015 sale of the cocoa business in Oilseeds. Prior period gain related to realized contingent consideration from the sale of the Company’s equity investment in Gruma S.A.B de C.V. in December 2012 partially offset by loss on sale of assets in Ag Services, recovery of loss provisions and gain on the sale of the Company’s Brazilian sugar ethanol facilities in Corn, revaluation of the remaining interest to settlement value in conjunction with the acquisition of the remaining interest in Amazon Flavors in WFSI, and individually insignificant disposals in Oilseeds.

(b) Other - net in the current period includes provisions for contingent losses related to certain settlement items in Oilseeds and WFSI and foreign exchange losses. Other - net in the prior period includes foreign exchange gains and other income.

Summary of Financial Condition
(Unaudited)

	June 30, 2017	June 30, 2016
	(in millions)
Net Investment In
Cash and cash equivalents (b)	$433	$334
Short-term marketable securities (b)	237	396
Operating working capital (a)	7,034	8,184
Property, plant, and equipment	9,945	9,802
Investments in and advances to affiliates	4,856	4,429
Long-term marketable securities	199	487
Goodwill and other intangibles	3,866	3,865
Other non-current assets	750	648
	$27,320	$28,145
Financed By
Short-term debt (b)	$353	$1,554
Long-term debt, including current maturities (b)	6,627	5,832
Deferred liabilities	2,895	3,049
Temporary equity	27	41
Shareholders’ equity	17,418	17,669
	$27,320	$28,145

(a)	Current assets (excluding cash and cash equivalents and short-term marketable securities) less current liabilities (excluding short-term debt and current maturities of long-term debt).

(b)	Net debt is calculated as short-term debt plus long-term debt, including current maturities less cash and cash equivalents and short-term marketable securities.

Summary of Cash Flows
(unaudited)

	Six months ended June 30
	2017	2016
	(in millions)
Operating Activities
Net earnings	$615	$518
Depreciation and amortization	452	452
Asset impairment charges	19	20
Gains on sales of assets	(51)	(121)
Other - net	(35)	169
Changes in operating assets and liabilities	314	(1,407)
Total Operating Activities	1,314	(369)

Investing Activities
Purchases of property, plant and equipment	(452)	(396)
Net assets of businesses acquired	(180)	(120)
Proceeds from sale of business/assets	149	96
Marketable securities - net	106	63
Other investing activities	(189)	(456)
Total Investing Activities	(566)	(813)

Financing Activities
Long-term debt borrowings	17	—
Long-term debt payments	(269)	(8)
Net borrowings (payments) under lines of credit	195	1,454
Share repurchases	(511)	(487)
Cash dividends	(364)	(353)
Other	(7)	(3)
Total Financing Activities	(939)	603

Increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	(191)	(579)
Cash, cash equivalents, restricted cash, and restricted cash equivalents - beginning of period	688	1,003
Cash, cash equivalents, restricted cash, and restricted cash equivalents - end of period	$497	$424

Segment Operating Analysis
(unaudited)

	Quarter ended June 30		Six months ended June 30
	2017	2016	2017	2016
	(in ‘000s metric tons)
Processed volumes
Oilseeds Processing	8,518	8,468	17,337	16,749
Corn Processing	5,840	5,087	11,384	10,829
Total processed volumes	14,358	13,555	28,721	27,578

	Quarter ended June 30		Six months ended June 30
	2017	2016	2017	2016
	(in millions)
Revenues
Agricultural Services	$5,848	$6,387	$12,654	$12,867
Corn Processing	2,274	2,352	4,518	4,559
Oilseeds Processing	6,072	6,099	11,354	11,096
Wild Flavors and Specialty Ingredients	648	680	1,210	1,272
Other	101	111	195	219
Total revenues	$14,943	$15,629	$29,931	$30,013

Adjusted Earnings Per Share
A non-GAAP financial measure
(unaudited)

	Quarter ended June 30		Six months ended June 30
	2017	2016	2017	2016
EPS (fully diluted) as reported	$0.48	$0.48	$1.07	$0.87
Adjustments:
LIFO charge (credit) (a)	0.01	0.09	—	0.11
(Gains) losses on sales of assets and businesses (b)	0.04	(0.17)	0.04	(0.17)
Asset impairment, restructuring, and settlement charges (c)	0.04	0.01	0.05	0.02
Certain discrete tax adjustments (d)	—	—	0.01	—
Sub-total adjustments	0.09	(0.07)	0.10	(0.04)
Adjusted earnings per share	$0.57	$0.41	$1.17	$0.83

Memo: Hedge timing effects (gain) loss (e)	—	—	(0.01)	—
Adjusted EPS excluding timing effects	$0.57	$0.41	$1.16	$0.83

(a)
Current quarter and YTD changes in the Company’s LIFO reserves of $9 million pretax ($6 million after tax) and $4 million pretax ($2 million after tax), respectively, tax effected using the Company’s U.S. effective income tax rate. Prior quarter and YTD changes in the Company’s LIFO reserves of $88 million pretax ($55 million after tax), and $102 million pretax, ($63 million after tax), respectively, tax effected using the Company’s U.S. effective income tax rate.

(b)
Current period gain of $8 million pretax ($22 million loss after tax) related to the sale of the crop risk services business partially offset by an adjustment of the proceeds of the 2015 sale of the cocoa business, tax effected using the applicable tax rates. Prior period gain of $118 million pretax ($101 million after tax), primarily related to recovery of loss provisions and gain related to the sale of the Company’s Brazilian sugar ethanol facilities, realized contingent consideration on the sale of the Company’s equity investment in Gruma S.A.B de C.V. in December 2012, and revaluation of the remaining interest to settlement value in conjunction with the acquisition of the remaining interest in Amazon Flavors, tax effected using the applicable tax rates.

(c)
Current quarter and YTD charges of $28 million pretax ($21 million after tax) and $38 million pretax ($29 million after tax), respectively, related to impairment of certain long-lived assets, restructuring charges, and a settlement charge, tax effected using the applicable tax rates. Prior quarter and YTD charges of $12 million pretax ($8 million after tax) and $25 million pretax ($16 million after tax), respectively, primarily related to impairment of certain long-lived assets and restructuring charges, tax effected using the applicable tax rates.

(d)	Certain discrete tax adjustments unrelated to current period earnings related to valuation allowances totaling $4 million.

(e)
Current quarter and YTD timing effect gains of $2 million pretax ($1 million after tax) and $9 million pretax ($5 million after tax), respectively, tax effected using the Company's U.S. effective income tax rate.

Adjusted EPS and adjusted EPS excluding timing effects reflect ADM’s fully diluted EPS after removal of the effect on EPS as reported of certain specified items and timing effects as more fully described above. Management believes that these are useful measures of ADM’s performance because they provide investors additional information about ADM’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. These non-GAAP financial measures are not intended to replace or be an alternative to EPS as reported, the most directly comparable GAAP financial measure, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s diluted shares outstanding for each respective period in order to arrive at an adjusted EPS amount for each specified item and timing effect.

Adjusted Return on Invested Capital
A non-GAAP financial measure
(unaudited)

Adjusted ROIC Earnings (in millions)
					Four Quarters
	Quarter Ended				Ended
	Sep. 30, 2016	Dec. 31, 2016	Mar. 31, 2017	June 30, 2017	June 30, 2017

Net earnings attributable to ADM	$341	$424	$339	$276	$1,380
Adjustments:
Interest expense	78	80	81	86	325
LIFO	(85)	2	(13)	9	(87)
Other adjustments	82	(19)	10	20	93
Total adjustments	75	63	78	115	331
Tax on adjustments	(22)	(2)	(24)	(13)	(61)
Net adjustments	53	61	54	102	270
Total Adjusted ROIC Earnings	$394	$485	$393	$378	$1,650

Adjusted Invested Capital (in millions)

	Quarter Ended				Trailing Four
	Sep. 30, 2016	Dec. 31, 2016	Mar. 31, 2017	June 30, 2017	Quarter Average

Equity (1)	$17,538	$17,173	$17,121	$17,411	$17,311
+ Interest-bearing liabilities (2)	7,073	6,931	7,207	6,980	7,048
+ LIFO adjustment (net of tax)	45	47	39	44	44
Other adjustments	57	10	12	43	31
Total Adjusted Invested Capital	$24,713	$24,161	$24,379	$24,478	$24,434

Adjusted Return on Invested Capital					6.8%

(1) Excludes noncontrolling interests
(2) Includes short-term debt, current maturities of long-term debt, capital lease obligations, and long-term debt

Adjusted ROIC is Adjusted ROIC earnings divided by adjusted invested capital. Adjusted ROIC earnings is ADM’s net earnings adjusted for the after tax effects of interest expense, changes in the LIFO reserve and other specified items. Adjusted invested capital is the sum of ADM’s equity (excluding noncontrolling interests) and interest-bearing liabilities adjusted for the after tax effect of the LIFO reserve, and other specified items. Management believes Adjusted ROIC is a useful financial measure because it provides investors information about ADM’s returns excluding the impacts of LIFO inventory reserves and other specified items and increases period-to-period comparability of underlying business performance. Management uses Adjusted ROIC to measure ADM’s performance by comparing Adjusted ROIC to its weighted average cost of capital (WACC). Adjusted ROIC, Adjusted ROIC earnings and Adjusted invested capital are non-GAAP financial measures and are not intended to replace or be alternatives to GAAP financial measures.